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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use, in the Form 10-K, of our report dated September 21, 1998 relating to the financial statements of World Carpets, Inc. and Subsidiary as of June 28, 1998 and for the years ended June 28, 1998 and June 29, 1997 which appears in Form 10-K.



PricewaterhouseCoopers LLP
Atlanta, Georgia
March 4, 1999